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                                                                    EXHIBIT 6(b)

                                   BYLAWS OF

                 THE AMERICAN FRANKLIN LIFE INSURANCE COMPANY

                  (Amended and Restated as of April 14, 1998)


                                  ARTICLE  I
                            MEETING OF STOCKHOLDERS

Section 1. The regular annual meeting of the Stockholders of the Company shall be held at the Home Office of the Company, in the City of Springfield, Illinois or at such other place within or without the State of Illinois as may be determined by the Board of Directors from time to time, on or before April 30 of each year, as shall be fixed by the President.

Section 2. Special meetings of the Stockholders may be called at any time by the President and Secretary or by the holders of not less than a majority of the then outstanding stock by mailing to each Stockholder a written notice (stating the time, place, and object of the meeting) at least five (5) days prior to the date fixed therefor.

Section 3. At any meeting of Stockholders the holders of the majority of the capital stock issued and outstanding, present in person or represented by proxy, shall constitute a quorum for all purposes. If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by these Bylaws for an annual meeting, or fixed by notice as provided for a special meeting, a majority in interest (although less than a quorum) of the Stockholders present in person or by proxy may adjourn, from time to time, without notice other than by announcement at the meeting. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally fixed or notified.


                                  ARTICLE II
                                   DIRECTORS


Section 1. The Board of Directors of the Company shall consist of not less than five (5) nor more than ten (10) members, as determined by the Board from time to time, at least three (3) of whom shall be residents and citizens of the State of Illinois at the time of their election and that the number of Directors for the ensuing year shall be the number elected by the Stockholders at their annual meeting for the term of one year each or until their successors are elected and qualified, or at any regular or special meeting to hold such office until the next annual meeting of Stockholders and until their successors have been elected and qualified.

Section 2. Vacancies in the Board of Directors may be filled by the Stockholders at any regular

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               or special meeting of Stockholders, that any Director so elected by the Board of Directors to fill a vacancy shall hold office for the remainder of the full term of the Director whose departure from the Board created the vacancy, and that any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of Directors may be filled by election at an annual meeting or at any regular or special meeting of Stockholders called for that purpose.

Section 3. Regular meetings of the Directors may be held as provided by the Board. Any meeting of the Board of Directors shall be held at the home office of the Company or at such other place or places, within or without the State of Illinois, as the Board of Directors may designate. Notice of each meeting shall be given to each member of the Board by the President or Secretary at least three days prior to the meeting date. A majority of all of the Directors shall constitute a quorum for the transaction of business but when a quorum is not present, one or more Directors present may adjourn and continue to adjourn such meeting from time to time, but not to a time beyond the date of the next regular meeting.

Section 4. Special meetings of the Board of Directors may be called by the President and Secretary, or by a majority of the Directors, by mailing to each Director a written notice (stating the time, place and object of the meeting) at least two days prior to the date fixed therefor. A majority of all Directors shall constitute a quorum.

Section 5. The Board of Directors, at its first meeting following the regular annual meeting of the Stockholders in each year, shall elect one of its members as Chairman of the Board to serve for one year or until his successor is elected. The Chairman shall preside at all meetings of the Stockholders and of the Board of Directors and shall perform such other duties as may be required of him by the Board or by the Executive Committee. In case of a vacancy in the office of Chairman the same may be filled for the unexpired term by the Board of Directors at any regular meeting or at any special meeting called for that purpose. In the event of the absence or inability of the Chairman his duties shall be performed by the President. In the event of the absence or inability of the Chairman and the President the duties of the Chairman shall be performed by a Vice President designated by the Board of Directors.

Section 6. The Board of Directors shall have the power to elect or appoint, and to remove at pleasure, all officers, committees and members of committees, and shall fix the salaries of all officers and committee members and prescribe their duties.

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                                 ARTICLE  III
                              STANDING COMMITTEES


Section 1. The Board of Directors may, at its first meeting following the regular annual meeting of the Stockholders in each year, appoint the following standing committees: an Executive Committee of not less than three members or more than seven members; an Investment Committee of not less than three members or more than nine members; an Interest Rates Committee of not less than three members or more than five members; a Reinsurance Committee of not less than three and not more than eight members, one of which shall be a Director; and a Stockholder Dividends Committee of not less than three members or more than five members. All members shall serve for a term of one year or until their successors may be appointed. Vacancies may be filled by the Board of Directors at any regular meeting, or at any special meeting called for that purpose. Said Committees shall make written reports of their transactions to the Board, and their acts shall be subject to review by the Board of Directors. A majority of the members of any committee shall be a quorum for the transactions of business.

Section 2. In addition to these committees, the Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate such other committees as it shall deem to be appropriate, each of which shall have and may exercise that authority of the Board of Directors which shall have been delegated to it in the resolution creating such committee, except as may be prohibited by law.

                                  ARTICLE IV
                              EXECUTIVE OFFICERS


Section 1. The Executive Officers of the Company shall consist of a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers, who shall be elected by the Board of Directors at their first meeting after the annual meeting of the Stockholders, and they shall, subject to these Bylaws, serve for a term of one year each or until their successors are duly elected. In case of a vacancy in any of the offices named in this section the same may be filled for the unexpired term by the Board of Directors at any regular meeting, or at a special meeting called for that purpose.

Section 2. The President shall perform such duties as usually pertain to his office or may be required of him by the Board of Directors or by the Executive Committee.

Section 3. The Vice Presidents, in the order designated by the President, shall perform the duties of the President in case of his absence or inability to act. In event the President shall fail to make such designation the order shall be designated by the Board of Directors, and in event of the absence or inability of the President and the Vice Presidents, the Board of Directors

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               may select one of its members as President Pro Tem. The Vice
               Presidents shall perform such other duties as may be required of them by the Board of Directors or by the Executive Committee.

Section 4. The Secretary shall keep a record of the meetings of the Stockholders and of the Board of Directors, and shall perform such duties as usually pertain to his office, or as may be required of him by the Board of Directors or by the Executive Committee.

Section 5. The Assistant Secretaries, in the order designated by the Secretary, shall perform the duties of the Secretary in case of his absence or inability to act. In event the Secretary shall fail to make such designation the order shall be designated by the Board of Directors, and in the event of the absence or inability of the Secretary and the Assistant Secretaries, the Board of Directors may select one of its members as Secretary Pro Tem. The Assistant Secretaries shall perform such other duties as may be required of them by the Board of Directors or by the Executive Committee.

Section 6. The Treasurer shall perform such duties as may be required of him by the Board of Directors, or by the Executive Committee.

Section 7. The Assistant Treasurers, in the order designated by the Treasurer, shall perform the duties of the Treasurer in case of his absence or inability to act. In event the Treasurer shall fail to make such designation the order shall be designated by the Board of Directors, and in the event of the absence or inability of the Treasurer and the Assistant Treasurers, the Board of Directors may select one of its members as Treasurers Pro Tem. The Assistant Treasurers shall perform such other duties as may be required of them by the Board of Directors or by the Executive Committee.

Section 8. The Officers of this Company shall comply with the Rules of the Illinois Insurance Department respecting Internal Security Standards and Fidelity Bonds as now defined in Rule 9.04 of the Illinois Insurance Department.

                                   ARTICLE V
                  TRANSFERRING REAL ESTATE, SECURITIES, ETC.


Section 1. The President or a Vice President or an Assistant Vice President or the General Counsel or the Treasurer or the Assistant Treasurer and the Secretary or an Assistant Secretary are authorized for and on behalf of the Company.

     (a) To execute, acknowledge, and deliver deeds to real estate when such real estate has been sold.

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     (b)  To assign, transfer, and cancel evidence of indebtedness and notes secured by mortgage upon real estate when such notes have been paid or sold.

     (c) To execute releases of mortgages upon real estate when the notes such mortgages were given to secure have been paid, and to execute partial releases, easements, and subordinations.

     (d) To transfer bonds, stocks, and/or other securities held as collateral security for loans when such loans have been paid or sold.

     (e) To transfer bonds, stocks and/or other assets or securities when such bonds, stocks and/or other assets or securities have been sold or called for payment.

     (f) To execute such other instruments from time to time as may be necessary or expedient to carry on the business of the Company.


Section 2. The President, a Vice President, an Assistant Vice President, the General Counsel or the Secretary is authorized to negotiate and enter into any leasing agreement for any real estate owned by the Company and to execute the same for and on behalf of the Company, and to do and perform any and all other acts that may be necessary to effectively accomplish the purposes mentioned.

                                  ARTICLE VI
                      ACTUARIES, MEDICAL DIRECTORS, ETC.


Section 1. The Board of Directors may appoint one or more Actuaries, one or more Associate Actuaries, and one or more Assistant Actuaries, one or more Medical Directors, one or more Associate Medical Directors, or one or more Assistant Medical Directors and such other officers and department heads as it may deem necessary and expedient, who shall perform such duties as may be required of them by the Board of Directors or by the Executive Committee.

                                  ARTICLE VII
                                   SALARIES


Section 1. All salaries, compensations or emolument to be paid to any officer or Director of the Company, and all salaries, compensations, or emolument amounting in any year to more than forty thousand dollars ($40,000.00) to any person, firm, or corporation, shall be first authorized by a vote of the Board of Directors, which vote shall be by roll call at regular meeting of said Board, and which vote shall be duly recorded in the records of the Company.

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                                 ARTICLE VIII
                                  AMENDMENTS


Section 1. These Bylaws may be amended, repealed, or altered in whole or in part by the Board of Directors at any regular meeting, or at any special meeting called for that purpose.

                                  ARTICLE IX
                  INDEMNIFICATION FOR OFFICERS AND DIRECTORS


Section 1. The Company shall indemnify and hold harmless each person who shall serve at any time hereafter as a Director, officer, or employee of the Company, or who shall serve any other company or organization in any capacity at the request of the Company, from and against any and all claims and liabilities to which such person shall become subject by reason of having heretofore or hereafter been a Director, officer or employee of the Company, or by reason of any action alleged to have been heretofore or hereafter taken or omitted by such persons as a Director, officer or employee, and shall reimburse each such person for all legal and other expenses reasonably incurred in connection with any such claim or liability; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of such person's own willful misconduct.


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